UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 1, 2009
Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2902 Corporate Place
Chanhassen, Minnesota	55317

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 947-0000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On May 1, 2009, Mr. Gerend and the Company entered into a Separation Agreement relating to Mr. Gerend’s previously announced termination of employment. Under the Separation Agreement, Mr. Gerend will receive a cash amount equal to $550,000 payable as follows: (i) a lump sum of $183,334 on the first day of the seventh month following Mr. Gerend’s termination of employment and (ii) the balance of $366,666 in equal bi-weekly installments pursuant to the Company’s normal payroll practices beginning on the first payroll date after payment of the lump sum and continuing for a period of 12 months. In addition, Mr. Gerend will receive continuation of medical plan coverage and life insurance coverage for a period of up to 18 months at the same level, in the same manner and at the same cost to Mr. Gerend as in effect on the termination date of employment. Mr. Gerend will also receive an Onyx Family membership at the Company’s health and fitness clubs for a period of six years. The Company will also reimburse the legal fees incurred by Mr. Gerend in connection with his separation of employment and negotiation of the Separation Agreement, up to $12,500.
          In connection with the Separation Agreement, the Company extended the period for Mr. Gerend to exercise his vested stock options to two years following his termination of employment. The Company also waived the forfeiture of 27,778 shares of restricted stock that were granted to Mr. Gerend on March 13, 2009 and amended the forfeiture provisions of such shares so that they will be forfeited if Mr. Gerend breaches any provision of the Separation Agreement. Certain of the restricted shares remain subject to forfeiture if the Company fails to achieve a certain earnings-per-share performance hurdle for fiscal 2009.
          As a condition to receiving the benefits provided under the Separation Agreement, Mr. Gerend is required to comply with certain covenants including (i) protecting the Company’s confidential information, (ii) refraining from competing with the Company for 24 months after his termination of employment, (iii) refraining from hiring any of the Company’s employees for 24 months after his termination of employment, and (iv) refraining from soliciting any of our customers or inducing any customer or supplier to stop doing business with us for 24 months after his termination of employment. In addition, Mr. Gerend is required to sign and not rescind a global release of all claims against the Company. Mr. Gerend has also agreed to cooperate with the Company and provide certain consulting services to the Company for no additional compensation.

Item 9.01. Financial Statements and Exhibits.
          The following Exhibit is being filed herewith:
10.1	Separation Agreement between the Company and Michael J. Gerend dated May 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: May 7, 2009	By /s/ Eric J. Buss

Eric J. Buss
Executive Vice President and General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

10.1	Separation Agreement between the Company and Michael J. Gerend dated May 1, 2009.	Filed Electronically

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